UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


Date of Report(Date of Earliest Event Reported):January 18, 2007


                          HALIFAX CORPORATION
        (Exact name of registrant as specified in its charter)


       Virginia            1-08964               54-0829246
  (State or other       (Commission File      (I.R.S. Employer
  jurisdiction of           Number)         Identification No.)
   incorporation)

        5250 Cherokee Avenue, Alexandria, Virginia        22312
       (Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code:  (703) 658-2400

                         N/A
Former name, former address, and former fiscal year, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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FORWARD LOOKING STATEMENTS

     This document may include a number of "forward-looking statements" as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance and include statements regarding management's intent, belief or current expectations, which are based upon assumptions about future conditions that may prove to be inaccurate. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, involve risk and uncertainties, and that as a result, actual results may differ materially from those contemplated by such forward-looking statements. Such risks include, among other things, the concentration of revenues, risks involved in contracting with our customers, including the difficulty to accurately estimate costs when bidding on a contract and the occurrence of start-up costs prior to receiving revenues and contracts with fixed price provisions, potential conflicts of interest, difficulties we may have in attracting and retaining management, professional and administrative staff, fluctuation in quarterly results, our ability to generate new business, our ability to maintain an effective system of internal controls, risks related to acquisitions and our acquisition strategy, continued favorable banking relationships, the availability of capital to finance operations and planned growth and ability to make payments on outstanding indebtedness, weakened economic conditions, reduced end-user purchases relative to expectations, pricing pressures, excess and obsolete inventory, acts of terrorism, energy prices, risks related to competition and our ability to continue to perform efficiently on contracts, and other risks and factors identified from time to time in the reports we file with the SEC. When considering forward-looking statements, readers are urged to carefully review and consider the various disclosures, including risk factors and their cautionary statements, made by us in this document and in our reports filed with the Securities and Exchange Commission.

ITEM 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

     On January 18, 2007, management of Halifax Corporation (the "Company") completed its review and determined that a restatement of its annual report filed on Form 10-K for the year ended March 31, 2006 and quarterly reports for the quarters ended June 30, 2005, September 30, 2005 and December 31, 2005 was necessary. As the company previously disclosed in Note 2 of its financial statements included with its Form 10-Q for the period ended September 30, 2006, the Company identified an inconsistency in its original reporting of the sale of its Secure Network Servicing ("SNS") division. In applying the guidance contained in paragraph 39 of SFAS No. 142 in recording the gain on sale for this transaction, goodwill should have been allocated to the Company's basis in SNS based on its relative fair value. The effect of this adjustment would have been to reduce the loss from continuing operations from approximately $4.5 million ($1.41 per share) to $1.3 million ($0.40 per share), as there would not have been an impairment of goodwill, with an offsetting reduction of the related gain on sale (which is classified as discontinued operations) from approximately $5.7 million ($1.80 per share) to $2.5 million ($0.79 per share). Net income as reported for the year or for any of the quarters during the year ended March 31, 2006 did not change as a result of these adjustments.


     The Company's audit committee discussed these matters with the Company's independent accountants. Accordingly, the Company's consolidated financial statements included in the Company's annual report on Form 10-K for the year ended March 31, 2006 and quarterly reports for the quarters within the fiscal year( the "Reports") should no longer be relied upon and the Reports will be restated to reflect the appropriate classification of the above items. The Company will file the appropriate amendments to the Reports to effect these restatements.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits

          None

                               SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   HALIFAX CORPORATION



Date:  January 24, 2007       By:  /s/Joseph Sciacca
                                   Joseph Sciacca
                                   Vice President, Finance & CFO